                                   Exhibit 23


                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS





Securities and Exchange Commission
Washington, D.C. 20549


Gentlemen:

         As independent certified public accountants, we hereby consent to the incorporation by reference in this Registration Statement and Prospectus on Form S-8 of Health Images, Inc., of our report dated February 16, 1995, included in Health Images, Inc.'s Annual Report on Form 10-K for the year ended December 31, 1994, and incorporated herein by reference and to all references to our Firm included in this Registration Statement and Prospectus on Form S-8.


                                                     Joseph Decosimo and Company





Chattanooga, Tennessee
June 29, 1995